UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, the Corporation announced that Mr. James L. Muehlbauer, age 51, was appointed as Executive Vice President, Chief Financial and Administrative Officer, effective March 11, 2013 (the “Commencement Date”). In the role of Chief Financial Officer, Mr. Muehlbauer replaces Lori A. Walker, who previously announced her retirement and will be leaving the Corporation in April. Mr. Muehlbauer has over 25 years of experience in senior leadership roles in both financial and operating activities. Most recently, Mr. Muehlbauer served as executive vice president and chief financial officer since 2008 for Best Buy Co., Inc., a major consumer electronics retailer, where he worked for over ten years. Mr. Muehlbauer also held senior leadership roles at The Pillsbury Company and PriceWaterhouseCoopers.

Effective on the Commencement Date, Mr. Muehlbauer will receive an annualized base salary of $600,000 and the following additional compensation.

Mr. Muehlbauer will receive annual cash bonuses under the Corporation’s Key Employee Annual Bonus Plan (“Key Employee Plan”), with a target opportunity of 75% of base salary earnings, prorated for fiscal 2013. His actual payout will range from zero to 200% of the target level, based on established financial objectives.

Mr. Muehlbauer will become a participant in our Key Employee Plan, with a Long-Term Incentive Target Value (“LTI Target”) established annually. Mr. Muehlbauer’s LTI Target will be established at $1,450,000 (prorated for fiscal 2013 to $942,500). Half of the LTI Target for each year is granted in the form of a stock option, one quarter of the LTI Target represents an award of time-vesting cash-settled restricted stock units and the remaining one quarter of the LTI Target represents a targeted level of performance-based restricted stock. The stock option will be granted on the Commencement Date, will vest in three equal annual installments and will have a term of ten years. The restricted stock units for fiscal 2013 will be granted on the Commencement Date and are subject to cliff vesting on the fourth anniversary of the award date, at which time the value is settled in cash. The actual amount of restricted stock earned is contingent on achievement of financial performance goals for the fiscal year. The performance goals for determining the amount of the restricted stock award are the same as the performance goals for the annual cash bonus. The actual value of the restricted stock award will range from zero to 200% of the target level, depending on performance during the fiscal year against the goals set in the first quarter of each fiscal year; the restricted stock is subject to cliff vesting on the third anniversary of the award date.

In addition, to incentivize Mr. Muehlbauer to join the Corporation, ensure long-term retention and align his interests with those of Corporation stockholders, Mr. Muehlbauer will be awarded $1,400,000 in non-qualified stock options, and $600,000 in restricted stock. These awards are subject to four-year vesting, 25% on each anniversary date.

The Corporation and Mr. Muehlbauer have also entered into an agreement providing for the continued employment of Mr. Muehlbauer for a period of up to two years following a change in control of the Corporation. During such two-year period, Mr. Muehlbauer would continue to be employed and compensated commensurate with his positions and compensation prior to the change in control. Such agreement continues in effect until the earlier of (i) a termination of the Mr. Muehlbauer’s employment prior to the occurrence of a change in control or (ii) a payment event shall have occurred and the Corporation shall have satisfied all of its obligations under the agreement. Payment event means the occurrence of a change in control coincident with or followed at any time before the end of the 24-month period immediately following the month in which the change in control occurred, by the termination of the Mr. Muehlbauer’s employment with the Corporation or a subsidiary for any reason other than: (a) by Mr. Muehlbauer without good reason; (b) by the Corporation as a result of the disability of Mr. Muehlbauer or for cause; or (c) as a result of the death of Mr. Muehlbauer. Severance payments required under the agreement include a lump sum amount equal to two times the named executive’s annual base salary and target annual bonus plus three years of continuing benefits, if such employment is terminated by the Corporation without cause or by the executive for good reason during the two-year employment term following a change in control. For this purpose, the “annual base salary” is defined as the 12 times the highest monthly base salary paid (or payable) to the executive in the one-year period preceding the month in which such two-year period begins. The Corporation will also be obligated to provide the executive (and his or her family) with health care and life insurance benefits at least equal to, and at the same after-tax cost, as those which would have been provided absent a termination (subject to alteration in the event that such benefits are later increased to peer executives at the Corporation).

2

The Corporation will provide certain other benefits to Mr. Muehlbauer, including participation in all applicable benefit plans and payment of certain perquisites, including a vehicle allowance, medical examinations, financial planning services and tax preparation services.

In connection with his employment and compensation arrangements, Mr. Muehlbauer will agree not to compete with the Corporation or solicit any of the Corporation’s employees for three years following termination of his employment.

The foregoing summary of Mr. Muelhbauer’s compensation terms is not intended to be complete and is qualified in its entirety by the terms and conditions of the letter agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2013, The Valspar Corporation issued a press release regarding Mr. Muehlbauer’s appointment. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1 Letter Agreement with James L. Muehlbauer

99.1 Press Release dated March 4, 2013, furnished herewith

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: March 4, 2013	/s/Rolf Engh
Name: Rolf Engh
Title: Secretary

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with James L. Muehlbauer

99.1	Press Release dated March 4, 2013, furnished herewith

5